Exhibit 23.2
                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 27, 2001 relating to the financial statements of Rebop Media, Inc., which appears in Eloquent Inc.'s Current Report on Form 8-K/A dated September 7, 2001. We also consent to the references to us under the headings "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP


SAN JOSE, CA
October 5, 2001

                                      24.